EXHIBIT 99 - JOINT FILER INFORMATION


  Name:                       Millennium Management, L.L.C.
  Address:                    666 Fifth Avenue, 8th Floor
                              New York, NY 10103

  Designated Filer:           Millenco, L.P.

  Issuer & Ticker Symbol:     Platinum Energy Resources, Inc. (PGRIU)

  Date of Event Requiring
  Statement:                  10/25/05

  Signature:                  MILLENNIUM MANAGEMENT, L.L.C.

                              By: /s/ Terry Feeney
                                 ------------------------------------
                              Name:  Terry Feeney
                              Title: Chief Operating Officer


  Name:                       Israel A. Englander
  Address:                    c/o Millennium Management, L.L.C.
                              666 Fifth Avenue, 8th Floor
                              New York, NY 10103

  Designated Filer:           Millenco, L.P.

  Issuer & Ticker Symbol:     Platinum Energy Resources, Inc. (PGRIU)

  Date of Event Requiring
  Statement:                  10/25/05

  Signature:                  /s/ Simon M. Lorne as Attorney-in-Fact for
                              Israel A. Englander pursuant to a Power of
                              Attorney previously filed with the SEC
                              --------------------------------------------
                              Israel A. Englander